Exhibit 99.1

CONSENT IN WRITING OF

BOARDS OF DIRECTORS OF

BIRDIE WIN CORPORATION

IN LIEU OF AN ORGANIZATIONAL MEETING

October 11, 2021

Pursuant to Sections 78.315 and 78.320 of the Nevada Revised Statutes, the undersigned being the Director of BIRDIE WIN CORPORATION, a Nevada corporation (the “Company”), do hereby authorize, approve, and consent to the adoption of the following resolutions and the actions contemplated therein, without meeting:

1.	Issuance of shares

WHEREAS various subscribers have agreed to subscribe for and have paid for shares of common stock in the capital of the Company pursuant to the Company’s registration statement on Form S-1, which was declared effective on September 23, 2021;

THAT shares of common stock be issued to the following Individual and Companies:

	Name	Share to be issued	Payment	Per share price
1	PEI YEE LEE	40,000	$1,000	$0.025
2	JOON WAI TAN	40,000	$1,000	$0.025
3	CHEN YEE LIEW	40,000	$1,000	$0.025
4	KAH KIAT LOH	160,000	$4,000	$0.025
5	CHIA LOK SEAH	160,000	$4,000	$0.025
6	SHIN MAY TAN	40,000	$1,000	$0.025
7	KHO LI SEAH	40,000	$1,000	$0.025
8	ZHEN WEI CHEONG	40,000	$1,000	$0.025
9	WEI XIN THAAM	40,000	$1,000	$0.025
10	WEI SHAN THAAM	40,000	$1,000	$0.025
11	WAI QUEN LAI	40,000	$1,000	$0.025
12	LIAP HENG THAAM	40,000	$1,000	$0.025
13	YEE QING THIN	40,000	$1,000	$0.025
14	KAE REN TEE	40,000	$1,000	$0.025
15	YING WEN SIEW	40,000	$1,000	$0.025
16	KAI XIN TEE	40,000	$1,000	$0.025
17	JOO SENG SEAH	40,000	$1,000	$0.025
18	PEK WAN LIEW	40,000	$1,000	$0.025
19	CHUN ON GAVIN WAI	40,000	$1,000	$0.025
20	YUN HUNG CHUNG	40,000	$1,000	$0.025
21	WAI LOK WANG	40,000	$1,000	$0.025
22	CHEUK LAAM LAM	40,000	$1,000	$0.025
23	TSZ KI LAM	40,000	$1,000	$0.025
24	KAI PANG YIU	40,000	$1,000	$0.025
25	WING HONG WONG	40,000	$1,000	$0.025
26	KA WAN CHAN	40,000	$1,000	$0.025
27	KA MAN HO	40,000	$1,000	$0.025
28	KA KIN CHAN	40,000	$1,000	$0.025
29	HO TING LO	40,000	$1,000	$0.025
30	LAI SHEUNG LAW	40,000	$1,000	$0.025
	Total	1,440,000	$36,000.00

NOW, THEREFORE, BE IT:

RESOLVED, that the Initial Public Offering be closed as of the date first written above.

RESOLVED, that the Company be, and hereby is authorized to enter into subscription agreements to sell the Shares pursuant to the Initial Public Offering; and be it further

RESOLVED, that any and all actions taken by the officers and directors of the Company in connection with the foregoing resolutions be and hereby are approved and ratified as if approved prior to such actions being taken; and be it further

RESOLVED, that the proper officers be, and they and each of them hereby are, authorized and empowered, in the name of the Company and on its behalf, to do all such further acts and things and to execute, and deliver all such additional documents, instruments and certificates, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable for the purposes of carrying out the foregoing resolutions, any such determination to be conclusively evidenced by the doing by such officers of any such act or thing, or the execution and delivery by such officers of any such additional documents, instruments or certificates.

IN WITHNESS HEREOF, the undersigned have executed this Written Consent as of the date first written above.

BOARD OF DIRECTORS:

Chee Yong Yee Chief Executive Officer, President, Secretary, Treasurer, Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)